Exhibit 8.1

January [    ], 2011

Global Market Group Limited

17/F, Tower A, Victory Plaza

No.103, Tiyu Xi Road

Guangzhou

Guangdong 510620

People’s Republic of China

Ladies and Gentlemen:

We have acted as United States tax counsel to Global Market Group Limited, a company organized under the laws of the Cayman Islands (the “Company”), in connection with the Registration Statement on Form F-1, including the prospectus contained therein (together, the “Registration Statement”), filed by the Company with the U.S. Securities and Exchange Commission (the “Commission”) under the U.S. Securities Act of 1933, as amended (the “Securities Act”), relating to the registration of shares of the Company’s Class A ordinary shares, par value US$0.00004 per share, which will be represented by American depositary shares evidenced by American depositary receipts.

We have examined the Registration Statement. In addition, we have examined, and have relied as to matters of fact upon, originals, or duplicates or certified or conformed copies, of such corporate and other records, agreements, documents and other instruments and such certificates or comparable documents of public officials and of officers and representatives of the Company, and have made such other and further investigations as we have deemed necessary or appropriate as a basis for the opinion hereinafter set forth. In such examination, we have assumed the accuracy of the factual matters described in the Registration Statement and that the Registration Statement and other documents will be executed by the parties in the forms provided to and reviewed by us.

In rendering the opinion set forth below, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as duplicates or certified or conformed copies and the authenticity of the originals of such latter documents.

Based upon the foregoing, and subject to the qualifications, assumptions and limitations stated herein and in the Registration Statement, we hereby confirm that the statements set forth in the Registration Statement under the caption “Taxation—Material United States Federal Income Tax Consequences”, insofar as such statements relate to matters of United States federal income tax law, constitute our opinion as to the material United States federal income tax consequences to United States Holders (as such term is defined in the Registration Statement under the above caption) of the ownership of the Company’s Class A ordinary shares and American depositary shares.

We do not express any opinion herein concerning any law other than the United States federal income tax law.

We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement and to the reference to our firm under the heading “Taxation” in the Registration Statement.

Very truly yours,

SIMPSON THACHER & BARTLETT LLP

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